Exhibit 99.1

Contact: Mark J. Grescovich, President & CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation Earns $14.8 Million, or $0.76 Per Diluted Share, in Third Quarter 2014;
Third Quarter Highlighted by Strong Revenue Generation, Loan and Deposit Growth

Walla Walla, WA - October 22, 2014 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported net income in the third quarter of 2014 increased 27% to $14.8 million, or $0.76 per diluted share, compared to $11.7 million, or $0.60 per diluted share, for the third quarter a year ago.  In the preceding quarter, net income was $17.0 million, or $0.88 per diluted share, which was augmented by a bargain purchase gain related to the acquisition of six branches in Oregon, which net of related expenses added $0.23 to earnings per share.  In the first nine months of 2014, net income increased 21% to $42.4 million, or $2.19 per diluted share, compared to $35.0 million, or $1.80 per diluted share, in the first nine months of 2013.

“Our third quarter results again reflect record revenue generation from core operations*, driven by balance sheet growth, client acquisition and improved mortgage banking activity, as we continue to successfully execute our strategies designed to deliver sustainable profitability to our shareholders,” said Mark J. Grescovich, President and Chief Executive Officer.  “In the third quarter, we achieved additional loan growth and significantly increased core deposits while maintaining strong margins and excellent asset quality, which resulted in a substantial increase in net interest income.  We also achieved meaningful increases in revenues from deposit fees and service charges as well as from mortgage banking.”

“Throughout 2014 we have continued to invest in our franchise,” Grescovich continued.  “In August, we announced the signing of a definitive merger agreement between Banner and Siuslaw Financial Group, the holding company for Siuslaw Bank.  This transaction presents a unique opportunity for us to expand our presence in Oregon, including our entry into Eugene which is the second largest metropolitan market in the state.  Closing this acquisition is subject to approval of Siuslaw shareholders and the regulatory agencies as well as other customary closing conditions.  During the second quarter we completed the purchase of six branches from Umpqua Bank, which also added to our presence in Oregon and contributed to our strong third quarter results.  We will continue to look for strategic growth opportunities, both organic and through acquisitions, that will complement our business model and add to our revenue generation.”

Third Quarter 2014 Highlights (compared to third quarter 2013, except as noted)

•	Net income increased 27% to $14.8 million, or $0.76 per diluted share, compared to $11.7 million, or $0.60 per diluted share in the third quarter of 2013.
•	Annualized return on average assets was 1.23%.
•	Annualized return on average equity was 10.29%.
•	Revenues from core operations* increased 13% to $59.0 million, compared to $52.4 million in the third quarter a year ago.
•	Net interest margin was 4.07% for the current quarter, compared to 4.06% in the second quarter of 2014 and 4.09% in the third quarter a year ago.
•	Core deposits increased 19% and represent 79% of total deposits.
•	Deposit fees and other service charges increased 19% to $8.3 million.
•	Total loans increased $44.1 million during the quarter and increased 16% compared to a year ago.
•	Non-performing assets decreased slightly compared to the prior quarter to $23.8 million, or 0.50% of total assets, at September 30, 2014, and declined 20% from a year earlier.
•	Common stockholders' tangible equity per share* increased to $29.16 at September 30, 2014 compared to $28.57 in the preceding quarter and $27.02 in the third quarter a year ago.
•	The ratio of tangible common stockholders' equity to tangible assets* remained strong at 12.00% at September 30, 2014.

*Revenues from core operations and other operating income from core operations (both of which exclude acquisition bargain purchase gain, gain on sale of securities, fair value and other-than-temporary impairment (OTTI) adjustments) and references to tangible equity

BANR - Third Quarter 2014 Results
October 22, 2014

 per share and the ratio of tangible common equity to tangible assets (both of which exclude other intangible assets) represent non-GAAP (Generally Accepted Accounting Principles) financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.  See also Non-GAAP Financial Measures reconciliation tables on the final page of this press release.

Income Statement Review

Reflecting strong balance sheet growth, Banner’s third quarter net interest income, before the provision for loan losses, increased 7% to $47.1 million, compared to $43.8 million in the preceding quarter and increased 12% compared to $41.9 million in the third quarter a year ago.  For the first nine months of 2014, net interest income increased 6% to $133.2 million, compared to $125.1 million in the first nine months of 2013.

“Our solid third quarter net interest margin was a result of our improved earning asset mix and reduced cost of funds, which generally offset the continuing downward pressure on loan yields,” said Grescovich.  Banner's net interest margin was 4.07% for the third quarter of 2014, compared to 4.06% in the preceding quarter and 4.09% in the third quarter a year ago.  In the first nine months of the year, Banner’s net interest margin was 4.07% compared to 4.15% for the same period a year earlier.

Earning asset yields remained unchanged compared to the preceding quarter but decreased nine basis points from the third quarter a year ago.  Loan yields decreased by two basis points compared to the preceding quarter and were 25 basis points lower than the third quarter a year ago.  Deposit costs decreased by two basis points in the third quarter compared to the preceding quarter and decreased by seven basis points compared to the third quarter a year ago.  The total cost of funds decreased by three basis points in the third quarter compared to the preceding quarter and eight basis points compared to the third quarter a year ago.

“Banner’s mortgage banking activities further improved during the third quarter of 2014, reflecting a strong home purchase market and our increased market presence.  While the mortgage refinance market is slower than the elevated pace in certain prior periods, including the first six months of 2013, our originations for home purchases have continued to increase in recent periods reflecting our increased investment in this business line," said Grescovich.  Mortgage banking operations contributed $2.8 million to third quarter revenues compared to $2.6 million in both the preceding quarter and the third quarter of 2013.  In the first nine months of the year, mortgage banking operations contributed $7.3 million to revenues, compared to $9.0 million in the first nine months of 2013.

Deposit fees and other service charges were $8.3 million in the third quarter of 2014, a 13% increase compared to $7.3 million in the preceding quarter and a 19% increase compared to $7.0 million in the third quarter a year ago.  These increases reflect growth in the number of deposit accounts, increased transaction activity and our decision to change our debit card relationship to MasterCard®.  The current quarter also included a $560,000 adjustment related to the under-accrual of interchange revenue in prior periods. In the first nine months of 2014, deposit fees and other service charges increased 12% to $22.2 million, compared to $19.9 million in the first nine months of 2013.

Revenues from core operations* (revenues excluding the bargain purchase gain, net gain on the sale of securities, other-than temporary impairment recovery and net change in valuation of financial instruments) were $59.0 million in the third quarter compared to $54.4 million in the preceding quarter and $52.4 million in the third quarter of 2013.  In the first nine months of 2014, revenues from core operations* were $164.8 million, compared to $156.4 million in the first nine months of 2013.  Total revenues were $60.4 million and $175.6 million for the quarter and nine-month period ended September 30, 2014, respectively, compared to $52.0 million and $155.9 million for the quarter and nine-month period ended September 30, 2013, respectively.

Banner’s third quarter 2014 results included a $1.5 million net gain for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value and a $6,000 gain on sale of securities.  In the preceding quarter, Banner's results included a $9.1 million acquisition bargain purchase gain based upon preliminary estimates of the fair value of the assets acquired and liabilities assumed as a result of the completed purchase of six branches from Umpqua Bank, as successor to Sterling Savings Bank, as well as a $464,000 net gain for fair value adjustments.  In the third quarter of 2013, Banner recorded a net loss of $352,000 for fair value adjustments and a $2,000 gain on sale of securities.

Total other operating income, which includes the net gain on sale of securities, changes in the valuation of financial instruments and, in the previous quarter and year-to-date period, the bargain purchase gain, was $13.4 million in the third quarter of 2014, compared to $20.1 million in the second quarter of 2014 and $10.1 million in the third quarter a year ago.  Year-to-date total other operating income was $42.3 million compared to $30.8 million in the first nine months of 2013.  Other operating income from core operations,* which excludes the gain on sale of securities, net changes in the valuation of financial instruments and, in the previous quarter and year-to-date, the bargain purchase gain, was $11.9 million for the third quarter of 2014, compared to $10.6 million for the preceding

BANR - Third Quarter 2014 Results
October 22, 2014

quarter and $10.5 million for the third quarter a year ago.  In the first nine months of 2014, other operating income from core operations* was $31.6 million compared to $31.3 million in the first nine months of 2013.

Banner’s total other operating expenses (non-interest expenses) were $38.5 million in the third quarter of 2014, compared to $38.4 million in the preceding quarter and $34.5 million in the third quarter of 2013. Year-to-date, Banner’s operating expenses were $112.5 million compared to $104.0 million in the first nine months of 2013. The increase in operating expenses is largely attributable to acquisition-related costs and incremental costs associated with operating the acquired branches as well as generally increased compensation expenses.

For the third quarter of 2014, Banner recorded $7.1 million in state and federal income tax expense for an effective tax rate of 32.3%, which reflects normal marginal tax rates reduced by the impact of tax-exempt income and certain tax credits.

Credit Quality

“Banner’s third quarter of 2014 credit quality metrics again clearly reflect our moderate risk profile.  Our non-performing assets declined 2% compared to the second quarter of 2014, and 20% compared to September 30, 2013,” said Grescovich.  “Additionally, our reserve levels remain substantial and no provision for loan losses was required during the third quarter despite continued loan growth.”

Banner's allowance for loan losses was $74.3 million at September 30, 2014, or 1.95% of total loans outstanding and 376% of non-performing loans.  Banner had net recoveries of $21,000 in the third quarter, compared to net charge-offs of $61,000 in the second quarter, and net charge-offs of $196,000 in the third quarter a year ago.  Banner did not record a provision for loan losses for the third quarter of 2014 or for either the preceding or year-ago quarter.

Non-performing loans were $19.8 million at September 30, 2014, compared to $19.7 million at June 30, 2014 and $24.9 million at September 30, 2013.  REO and repossessed assets decreased to $4.0 million at September 30, 2014, compared to $4.5 million at June 30, 2014 and $4.9 million a year ago.

Banner's non-performing assets decreased to 0.50% of total assets at September 30, 2014, compared to 0.51% at June 30, 2014 and 0.70% a year ago.  Non-performing assets declined to $23.8 million at September 30, 2014, compared to $24.2 million at June 30, 2014 and $29.8 million a year ago.

Balance Sheet Review

“Banner had another strong quarter for loan production and we continue to see significant potential for growth in our loan origination pipelines,” said Grescovich.

Net loans were $3.73 billion at September 30, 2014, compared to $3.69 billion at June 30, 2014, and $3.20 billion a year ago.  Commercial real estate and multifamily real estate loans increased 3% to $1.58 billion at September 30, 2014, compared to $1.54 billion at June 30, 2014, and increased 26% compared to $1.26 billion a year ago.  Commercial and agricultural business loans declined slightly to $969.1 million at September 30, 2014, compared to $980.9 million three months earlier, but increased 13% compared to $858.8 million a year ago.  Total construction and land and land development loans increased 9% to $381.5 million at September 30, 2014, compared to $349.6 million at June 30, 2014, and increased 14 % compared to $333.6 million a year earlier.

Total assets increased slightly to $4.76 billion at September 30, 2014, compared to $4.75 billion at June 30, 2014 and increased 11% compared to $4.28 billion a year ago.  The total of securities and interest-bearing deposits held at other banks was $700.6 million at September 30, 2014, compared to $712.9 million at June 30, 2014 and $744.5 million a year ago.  The average effective duration of Banner's securities portfolio was approximately 3.2 years at September 30, 2014.

Banner’s total deposits increased 2% to $3.99 billion at September 30, 2014, compared to $3.92 billion at June 30, 2014 and increased 13% compared to $3.54 billion a year ago.  Non-interest-bearing account balances increased 8% to $1.30 billion at September 30, 2014, compared to $1.21 billion three months earlier and increased 24% compared to $1.05 billion a year ago.  Interest-bearing transaction and savings accounts increased 3% to $1.83 billion at September 30, 2014, compared to $1.77 billion at June 30, 2014 and increased 16% compared to $1.58 billion a year ago.  Certificates of deposit decreased 9% to $853.0 million at September 30, 2014, compared to $937.0 million at June 30, 2014, and declined 5% compared to $900.0 million a year earlier.  Brokered deposits totaled $41.2 million at September 30, 2014 compared to $88.2 million at June 30, 2014 and $4.5 million at September 30, 2013.

“We continue to focus on enhancing our core deposit franchise, which includes reducing our funding costs by remixing our deposits away from higher-priced certificates of deposit, adding new client relationships and improving our core funding position,” said Grescovich.  “To that point, our total core deposits increased by 5% during the quarter and increased by 19% compared to the same quarter a year ago."

Banner’s core deposits represented 79% of total deposits at September 30, 2014, compared to 75% of total deposits a year earlier.  The cost of deposits declined two basis points to 0.19% for the quarter ended September 30, 2014, compared to 0.21% for the quarter ended June 30, 2014, and declined seven basis points from 0.26% for the quarter ended September 30, 2013.

BANR - Third Quarter 2014 Results
October 22, 2014

At September 30, 2014, total common stockholders' equity was $574.1 million, or $29.33 per share, compared to $563.0 million at June 30, 2014, and to $530.0 million a year ago.  Banner had 19.6 million shares of common stock outstanding at September 30, 2014, compared to 19.5 million shares one year earlier.  At quarter end, tangible common stockholders' equity*, which excludes other intangible assets, was $570.7 million, or 12.00% of tangible assets*, compared to $559.1 million, or 11.79% of tangible assets, at June 30, 2014, and $527.1 million, or 12.32% of tangible assets, a year ago.  Banner's tangible book value per share* increased by 8% to $29.16 at September 30, 2014, compared to $27.02 per share a year ago.

Banner Corporation and its subsidiary banks continue to maintain capital levels significantly in excess of the requirements to be categorized as “well-capitalized” under applicable regulatory standards.  Banner Corporation's Tier 1 leverage capital to average assets ratio was 13.14% and its total capital to risk-weighted assets ratio was 16.59% at September 30, 2014.

Conference Call

Banner will host a conference call on Thursday, October 23, 2014, at 8:00 a.m. PDT, to discuss its third quarter results.  To listen to the call on-line, go to the Company's website at www.bannerbank.com.  Investment professionals are invited to dial (888) 235-9915 to participate in the call.  A replay will be available for one month at (877) 344-7529 using access code 10052662, or at www.bannerbank.com.

About the Company

Banner Corporation is a $4.76 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho.  Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

Forward-Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.  Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release other than historical facts constitute forward-looking statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the proposed merger of Banner and Siuslaw (the “Merger”)  might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2)  the requisite shareholder and regulatory approvals for the Merger might not be obtained; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (4) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) the ability to access cost-effective funding; (11) changes in financial markets; (12) changes in economic conditions in general and in Washington, Idaho and Oregon in particular; (13) the costs, effects and outcomes of litigation; (14) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (15) changes in accounting principles, policies or guidelines;  (16) future acquisitions by Banner of other depository institutions or lines of business; and (17) future goodwill impairment due to changes in Banner’s business, changes in market conditions, or other factors.

Banner does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

BANR - Third Quarter 2014 Results
October 22, 2014

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  Banner has filed a registration statement on Form S-4 with the SEC in connection with the Merger.  The registration statement includes a proxy statement of Siuslaw that also constitutes a prospectus of Banner, which will be sent to the shareholders of Siuslaw.  INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT BANNER, SIUSLAW AND THE MERGER. This document and other documents relating to the Merger can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents also can be obtained free of charge by accessing Banner’s website at:

 http://www.bannerbank.com/AboutUs/InvestorRelations/SecuritiesandExchangeCommission(SEC)Filings/Pages/default.aspx or by accessing Siuslaw’s website at http://www.siuslawbank.com/Investor-Relations.aspx.

Alternatively, these documents can be obtained free of charge from Banner upon written request to Banner Corporation, Attn: Investor Relations, 10 South First Avenue, Walla Walla, Washington 99362 or by calling (509) 527-3636, or from Siuslaw, upon written request to Siuslaw Financial Group, Inc., Attn: Investor Relations, P.O. Box 280, Florence, Oregon 97439 or by calling (541) 997-3486.

Banner Corporation and Siuslaw Financial Group, Inc., and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Siuslaw shareholders in connection with the merger.  Information about the directors and executive officers of Siuslaw and the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

BANR - Third Quarter 2014 Results
October 22, 2014

RESULTS OF OPERATIONS	Quarters Ended			Nine Months Ended
(in thousands except shares and per share data)	Sep 30, 2014	Jun 30, 2014	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013
INTEREST INCOME:
Loans receivable	$46,496	$43,199	$41,953	$131,439	$125,734
Mortgage-backed securities	1,459	1,446	1,281	4,376	3,847
Securities and cash equivalents	1,809	1,895	1,803	5,595	5,535
	49,764	46,540	45,037	141,410	135,116
INTEREST EXPENSE:
Deposits	1,903	1,910	2,330	5,776	7,539
Federal Home Loan Bank advances	20	51	28	110	92
Other borrowings	43	45	44	133	151
Junior subordinated debentures	734	726	742	2,180	2,225
	2,700	2,732	3,144	8,199	10,007
Net interest income before provision for loan losses	47,064	43,808	41,893	133,211	125,109
PROVISION FOR LOAN LOSSES	—	—	—	—	—
Net interest income	47,064	43,808	41,893	133,211	125,109
OTHER OPERATING INCOME:
Deposit fees and other service charges	8,289	7,346	6,982	22,237	19,911
Mortgage banking operations	2,842	2,600	2,590	7,282	9,002
Miscellaneous	761	644	920	2,041	2,375
	11,892	10,590	10,492	31,560	31,288
Net gain on sale of securities	6	—	2	41	1,020
Other-than-temporary impairment recovery	—	—	—	—	409
Net change in valuation of financial instruments carried at fair value	1,452	464	(352)	1,662	(1,954)
Acquisition bargain purchase gain	—	9,079	—	9,079	—
Total other operating income	13,350	20,133	10,142	42,342	30,763
OTHER OPERATING EXPENSE:
Salary and employee benefits	22,971	22,330	21,244	66,457	63,197
Less capitalized loan origination costs	(3,204)	(3,282)	(2,915)	(8,680)	(8,856)
Occupancy and equipment	5,819	5,540	5,317	17,055	16,061
Information / computer data services	2,131	1,918	1,710	5,984	5,353
Payment and card processing services	3,201	2,746	2,530	8,462	7,284
Professional services	784	1,109	1,074	2,900	2,799
Advertising and marketing	2,454	1,370	1,556	4,878	4,853
Deposit insurance	607	637	564	1,820	1,826
State/municipal business and use taxes	475	388	461	1,022	1,463
Real estate operations	(190)	(109)	(601)	(260)	(1,047)
Amortization of core deposit intangibles	531	450	471	1,460	1,453
Acquisition related costs	(494)	1,979	—	1,530	—
Miscellaneous	3,410	3,359	3,079	9,884	9,660
Total other operating expense	38,495	38,435	34,490	112,512	104,046
Income before provision for income taxes	21,919	25,506	17,545	63,041	51,826
PROVISION FOR INCOME TAXES	7,076	8,499	5,880	20,620	16,825
NET INCOME	$14,843	$17,007	$11,665	$42,421	$35,001
Earnings per share available to common shareholders:
Basic	$0.77	$0.88	$0.60	$2.19	$1.81
Diluted	$0.76	$0.88	$0.60	$2.19	$1.80
Cumulative dividends declared per common share	$0.18	$0.18	$0.15	$0.54	$0.39
Weighted average common shares outstanding:
Basic	19,372,740	19,342,023	19,338,564	19,352,575	19,347,502
Diluted	19,419,344	19,409,601	19,397,329	19,385,933	19,402,659
Change in common shares outstanding	2,801	(7,831)	(10,139)	27,736	88,085

BANR - Third Quarter 2014 Results
October 22, 2014

FINANCIAL CONDITION
(in thousands except shares and per share data)	Sep 30, 2014	Jun 30, 2014	Sep 30, 2013	Dec 31, 2013
ASSETS
Cash and due from banks	$69,023	$83,571	$69,340	$69,711
Federal funds and interest-bearing deposits	82,702	62,990	106,625	67,638
Securities - trading	51,076	61,393	63,887	62,472
Securities - available for sale	433,745	455,353	477,407	470,280
Securities - held to maturity	133,069	133,186	96,545	102,513
Federal Home Loan Bank stock	29,106	31,191	35,708	35,390
Loans receivable:
Held for sale	6,949	7,322	8,394	2,734
Held for portfolio	3,799,746	3,755,277	3,267,042	3,415,711
Allowance for loan losses	(74,331)	(74,310)	(75,925)	(74,258)
	3,732,364	3,688,289	3,199,511	3,344,187
Accrued interest receivable	17,062	15,579	15,164	13,996
Real estate owned held for sale, net	3,928	4,388	4,818	4,044
Property and equipment, net	91,291	91,912	89,092	90,267
Other intangibles, net	3,362	3,892	2,937	2,449
Bank-owned life insurance	63,293	62,815	61,442	61,945
Other assets	49,368	50,740	60,809	64,006
	$4,759,389	$4,745,299	$4,283,285	$4,388,898
LIABILITIES
Deposits:
Non-interest-bearing	$1,304,720	$1,210,068	$1,051,831	$1,115,346
Interest-bearing transaction and savings accounts	1,833,404	1,771,865	1,583,430	1,629,885
Interest-bearing certificates	852,994	936,986	900,024	872,695
	3,991,118	3,918,919	3,535,285	3,617,926
Advances from Federal Home Loan Bank at fair value	250	45,251	20,258	27,250
Customer repurchase agreements	67,605	88,946	82,909	83,056
Junior subordinated debentures at fair value	77,624	77,313	73,637	73,928
Accrued expenses and other liabilities	32,375	35,619	25,562	31,324
Deferred compensation	16,359	16,238	15,642	16,442
	4,185,331	4,182,286	3,753,293	3,849,926
STOCKHOLDERS' EQUITY
Common stock	568,255	567,483	568,535	569,028
Retained earnings (accumulated deficit)	6,780	(4,541)	(33,701)	(25,073)
Other components of stockholders' equity	(977)	71	(4,842)	(4,983)
	574,058	563,013	529,992	538,972
	$4,759,389	$4,745,299	$4,283,285	$4,388,898
Common Shares Issued:
Shares outstanding at end of period	19,571,505	19,568,704	19,543,050	19,543,769
Less unearned ESOP shares at end of period	—	—	34,340	34,340
Shares outstanding at end of period excluding unearned ESOP shares	19,571,505	19,568,704	19,508,710	19,509,429
Common stockholders' equity per share (1)	$29.33	$28.77	$27.17	$27.63
Common stockholders' tangible equity per share (1) (2)	$29.16	$28.57	$27.02	$27.50
Common stockholders' tangible equity to tangible assets (2)	12.00%	11.79%	12.31%	12.23%
Consolidated Tier 1 leverage capital ratio	13.14%	13.65%	13.63%	13.64%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the ESOP.
(2)
Common stockholders' tangible equity excludes other intangibles.  Tangible assets exclude other intangible assets.  These ratios represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the final page of the press release tables.

BANR - Third Quarter 2014 Results
October 22, 2014

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Sep 30, 2014	Jun 30, 2014	Sep 30, 2013	Dec 31, 2013
LOANS (including loans held for sale):
Commercial real estate:
Owner occupied	$546,333	$541,558	$508,341	$502,601
Investment properties	854,284	807,499	613,757	692,457
Multifamily real estate	183,944	188,792	133,770	137,153
Commercial construction	18,606	12,638	18,730	12,168
Multifamily construction	48,606	39,864	33,888	52,081
One- to four-family construction	214,141	213,414	194,187	200,864
Land and land development:
Residential	89,649	73,030	75,576	75,695
Commercial	10,505	10,679	11,231	10,450
Commercial business	728,088	735,128	635,658	682,169
Agricultural business including secured by farmland	240,048	245,742	223,187	228,291
One- to four-family real estate	527,271	558,744	543,263	529,494
Consumer:
Consumer secured by one- to four-family real estate	215,385	209,511	170,019	173,188
Consumer-other	129,835	126,000	113,829	121,834
Total loans outstanding	$3,806,695	$3,762,599	$3,275,436	$3,418,445
Restructured loans performing under their restructured terms	$30,387	$37,461	$50,430	$47,428
Loans 30 - 89 days past due and on accrual	$6,925	$7,670	$9,313	$8,784
Total delinquent loans (including loans on non-accrual)	$26,703	$27,415	$32,002	$22,010
Total delinquent loans / Total loans outstanding	0.70%	0.73%	0.98%	0.64%

GEOGRAPHIC CONCENTRATION
OF LOANS AT SEPTEMBER 30, 2014	Washington	Oregon	Idaho	Other	Total
Commercial real estate:
Owner occupied	$389,967	$85,032	$53,891	$17,443	$546,333
Investment properties	532,415	123,874	59,963	138,032	854,284
Multifamily real estate	141,337	27,685	14,847	75	183,944
Commercial construction	16,953	—	1,653	—	18,606
Multifamily construction	41,462	7,144	—	—	48,606
One- to four-family construction	128,882	82,656	2,603	—	214,141
Land and land development:
Residential	50,257	38,327	1,065	—	89,649
Commercial	5,055	2,569	2,881	—	10,505
Commercial business	392,334	121,078	80,262	134,414	728,088
Agricultural business including secured by farmland	123,910	63,146	52,992	—	240,048
One- to four-family real estate	329,751	173,384	23,371	765	527,271
Consumer:
Consumer secured by one- to four-family real estate	130,312	69,121	15,313	639	215,385
Consumer-other	83,379	39,818	6,241	397	129,835
Total loans outstanding	$2,366,014	$833,834	$315,082	$291,765	$3,806,695
Percent of total loans	62.1%	21.9%	8.3%	7.7%	100.0%

BANR - Third Quarter 2014 Results
October 22, 2014

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended			Nine Months Ended
CHANGE IN THE	Sep 30, 2014	Jun 30, 2014	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$74,310	$74,371	$76,121	$74,258	$76,759
Provision	—	—	—	—	—
Recoveries of loans previously charged off:
Commercial real estate	94	274	331	664	2,295
Construction and land	84	472	507	788	945
One- to four-family real estate	143	204	19	535	138
Commercial business	256	286	339	835	1,391
Agricultural business, including secured by farmland	587	311	265	1,248	612
Consumer	53	58	68	393	287
	1,217	1,605	1,529	4,463	5,668
Loans charged off:
Commercial real estate	—	(1,001)	(850)	(1,239)	(1,616)
Multifamily real estate	(20)	—	—	(20)	—
Construction and land	—	(207)	—	(207)	(854)
One- to four-family real estate	(239)	(14)	(207)	(632)	(1,260)
Commercial business	(83)	(260)	(246)	(1,081)	(1,573)
Agricultural business, including secured by farmland	(125)	—	(248)	(125)	(248)
Consumer	(729)	(184)	(174)	(1,086)	(951)
	(1,196)	(1,666)	(1,725)	(4,390)	(6,502)
Net (charge-offs) recoveries	21	(61)	(196)	73	(834)
Balance, end of period	$74,331	$74,310	$75,925	$74,331	$75,925
Net charge-offs / Average loans outstanding	(0.001)%	0.002%	0.006%	(0.002)%	0.026%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Sep 30, 2014	Jun 30, 2014	Sep 30, 2013	Dec 31, 2013
Specific or allocated loss allowance:
Commercial real estate	$19,505	$18,884	$15,618	$16,759
Multifamily real estate	4,892	5,765	5,283	5,306
Construction and land	20,779	17,837	16,672	17,640
One- to four-family real estate	9,136	9,270	13,187	11,486
Commercial business	12,677	12,014	10,676	11,773
Agricultural business, including secured by farmland	2,947	2,824	3,411	2,841
Consumer	675	748	948	1,335
Total allocated	70,611	67,342	65,795	67,140
Unallocated	3,720	6,968	10,130	7,118
Total allowance for loan losses	$74,331	$74,310	$75,925	$74,258
Allowance for loan losses / Total loans outstanding	1.95%	1.97%	2.32%	2.17%
Allowance for loan losses / Non-performing loans	376%	376%	305%	300%

BANR - Third Quarter 2014 Results
October 22, 2014

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Sep 30, 2014	Jun 30, 2014	Sep 30, 2013	Dec 31, 2013
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$2,701	$2,692	$4,762	$6,287
Multifamily	397	422	333	—
Construction and land	1,285	1,296	1,660	1,193
One- to four-family	8,615	9,354	10,717	12,532
Commercial business	1,037	925	963	723
Agricultural business, including secured by farmland	229	104	—	—
Consumer	1,138	1,205	1,634	1,173
	15,402	15,998	20,069	21,908
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
Commercial	993	993	—	—
Multifamily	—	—	1,701	—
Construction and land	—	—	242	—
One- to four-family	2,777	2,181	2,774	2,611
Commercial business	301	280	24	—
Agricultural business, including secured by farmland	—	—	—	105
Consumer	306	293	52	144
	4,377	3,747	4,793	2,860
Total non-performing loans	19,779	19,745	24,862	24,768
Real estate owned (REO)	3,928	4,388	4,818	4,044
Other repossessed assets	69	69	119	115
Total non-performing assets	$23,776	$24,202	$29,799	$28,927
Total non-performing assets / Total assets	0.50%	0.51%	0.70%	0.66%

DETAIL & GEOGRAPHIC CONCENTRATION OF
NON-PERFORMING ASSETS AT SEPTEMBER 30, 2014	Washington	Oregon	Idaho	Total
Secured by real estate:
Commercial	$3,693	$—	$—	$3,693
Multifamily	397	—	—	397
Construction and land:
Residential land acquisition & development	—	750	—	750
Residential land improved lots	—	536	—	536
Total construction and land	—	1,286	—	1,286
One- to four-family	9,903	947	542	11,392
Commercial business	1,294	39	5	1,338
Agricultural business, including secured by farmland	—	229	—	229
Consumer	1,233	81	130	1,444
Total non-performing loans	16,520	2,582	677	19,779
Real estate owned (REO)	1,515	2,380	33	3,928
Other repossessed assets	69	—	—	69
Total non-performing assets at end of the period	$18,104	$4,962	$710	$23,776

BANR - Third Quarter 2014 Results
October 22, 2014

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended		Nine Months Ended
REAL ESTATE OWNED	Sep 30, 2014	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013
Balance, beginning of period	$4,388	$6,714	$4,044	$15,778
Additions from loan foreclosures	135	963	2,837	2,467
Additions from capitalized costs	—	297	37	344
Proceeds from dispositions of REO	(860)	(3,970)	(3,633)	(15,758)
Gain on sale of REO	265	1,005	680	2,477
Valuation adjustments in the period	—	(191)	(37)	(490)
Balance, end of period	$3,928	$4,818	$3,928	$4,818

DEPOSIT COMPOSITION	Sep 30, 2014	Jun 30, 2014	Sep 30, 2013	Dec 31, 2013
Non-interest-bearing	$1,304,720	$1,210,068	$1,051,831	$1,115,346
Interest-bearing checking	429,876	437,810	399,343	422,910
Regular savings accounts	899,868	843,950	775,260	798,764
Money market accounts	503,660	490,105	408,827	408,211
Interest-bearing transaction & savings accounts	1,833,404	1,771,865	1,583,430	1,629,885
Interest-bearing certificates	852,994	936,986	900,024	872,695
Total deposits	$3,991,118	$3,918,919	$3,535,285	$3,617,926

GEOGRAPHIC CONCENTRATION
OF DEPOSITS AT SEPTEMBER 30, 2014	Washington	Oregon	Idaho	Total
Total deposits	$2,889,675	$864,869	$236,574	$3,991,118
Percent of total deposits	72.4%	21.7%	5.9%	100.0%

INCLUDED IN TOTAL DEPOSITS	Sep 30, 2014	Jun 30, 2014	Sep 30, 2013	Dec 31, 2013
Public non-interest-bearing accounts	$34,535	$23,886	$20,630	$21,699
Public interest-bearing transaction & savings accounts	64,984	69,664	49,840	65,822
Public interest-bearing certificates	48,508	48,180	51,562	51,465
Total public deposits	$148,027	$141,730	$122,032	$138,986
Total brokered deposits	$41,249	$88,209	$4,531	$4,291

OTHER BORROWINGS	Sep 30, 2014	Jun 30, 2014	Sep 30, 2013	Dec 31, 2013
Customer repurchase agreements / "Sweep accounts"	$67,605	$88,946	$82,909	$83,056

BANR - Third Quarter 2014 Results
October 22, 2014

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Actual		Minimum for Capital Adequacy or "Well Capitalized"
REGULATORY CAPITAL RATIOS AT SEPTEMBER 30, 2014	Amount	Ratio	Amount	Ratio
Banner Corporation-consolidated:
Total capital to risk-weighted assets	$679,311	16.59%	$327,607	8.00%
Tier 1 capital to risk-weighted assets	627,828	15.33%	163,803	4.00%
Tier 1 leverage capital to average assets	627,828	13.14%	191,146	4.00%

Banner Bank:
Total capital to risk-weighted assets	599,617	15.32%	391,421	10.00%
Tier 1 capital to risk-weighted assets	550,395	14.06%	234,852	6.00%
Tier 1 leverage capital to average assets	550,395	12.14%	226,711	5.00%

Islanders Bank:
Total capital to risk-weighted assets	36,132	19.44%	18,582	10.00%
Tier 1 capital to risk-weighted assets	33,850	18.22%	11,149	6.00%
Tier 1 leverage capital to average assets	33,850	13.54%	12,501	5.00%

BANR - Third Quarter 2014 Results
October 22, 2014

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
	Quarters Ended			Nine Months Ended
OPERATING PERFORMANCE	Sep 30, 2014	Jun 30, 2014	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013
Average loans	$3,834,007	$3,588,654	$3,291,950	$3,633,990	$3,252,943
Average securities	666,362	689,323	689,257	681,059	693,892
Average interest earning cash	85,090	54,887	79,607	66,208	85,125
Average non-interest-earning assets	213,045	197,796	190,621	203,432	206,789
Total average assets	$4,798,504	$4,530,660	$4,251,435	$4,584,689	$4,238,749
Average deposits	$3,995,451	$3,700,736	$3,496,194	$3,773,206	$3,495,909
Average borrowings	228,724	279,266	241,006	256,666	233,831
Average non-interest-bearing other liabilities (1)	2,026	(4,204)	(13,016)	(3,040)	(12,931)
Total average liabilities	4,226,201	3,975,798	3,724,184	4,026,832	3,716,809
Total average stockholders' equity	572,303	554,862	527,251	557,857	521,940
Total average liabilities and equity	$4,798,504	$4,530,660	$4,251,435	$4,584,689	$4,238,749
Interest rate yield on loans	4.81%	4.83%	5.06%	4.84%	5.17%
Interest rate yield on securities	1.91%	1.92%	1.75%	1.93%	1.78%
Interest rate yield on cash	0.28%	0.31%	0.22%	0.30%	0.25%
Interest rate yield on interest-earning assets	4.31%	4.31%	4.40%	4.32%	4.48%
Interest rate expense on deposits	0.19%	0.21%	0.26%	0.20%	0.29%
Interest rate expense on borrowings	1.38%	1.18%	1.34%	1.26%	1.41%
Interest rate expense on interest-bearing liabilities	0.25%	0.28%	0.33%	0.27%	0.36%
Interest rate spread	4.06%	4.03%	4.07%	4.05%	4.12%
Net interest margin	4.07%	4.06%	4.09%	4.07%	4.15%
Other operating income / Average assets	1.10%	1.78%	0.95%	1.23%	0.97%
Core operating income / Average assets (2)	0.98%	0.94%	0.98%	0.92%	0.99%
Other operating expense / Average assets	3.18%	3.40%	3.22%	3.28%	3.28%
Efficiency ratio (other operating expense / revenue)	63.72%	60.11%	66.28%	64.09%	66.75%
Efficiency ratio (other operating expense / core operating revenue)(2)	66.13%	67.02%	65.84%	67.36%	66.53%
Return on average assets	1.23%	1.51%	1.09%	1.24%	1.10%
Return on average equity	10.29%	12.29%	8.78%	10.17%	8.97%
Return on average tangible equity (3)	10.36%	12.33%	8.84%	10.21%	9.03%
Average equity / Average assets	11.93%	12.25%	12.40%	12.17%	12.31%

(1)	Average non-interest-bearing liabilities include fair value adjustments related to FHLB advances and Junior Subordinated Debentures.
(2)
Core operating income (or core operating revenue) excludes gain/(loss) on sale of securities, fair value and other-than-temporary impairment (OTTI) adjustments and, in the current year, and acquisition bargain purchase gain and related expenses, which represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the final page of these press release tables.

(3)
Average tangible equity excludes other intangibles and represents a non-GAAP financial measure.  See also Non-GAAP Financial Measures reconciliation tables on the final page of these press release tables.

BANR - Third Quarter 2014 Results
October 22, 2014

ADDITIONAL FINANCIAL INFORMATION
(in thousands except shares and per share data)

* Non-GAAP Financial Measures (unaudited)

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.

REVENUE FROM CORE OPERATIONS	Quarters Ended			Nine Months Ended
	Sep 30, 2014	Jun 30, 2014	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013
Net interest income before provision for loan losses	$47,064	$43,808	$41,893	$133,211	$125,109
Total other operating income	13,350	20,133	10,142	42,342	30,763
Total GAAP revenue	60,414	63,941	52,035	175,553	155,872
Exclude net gain on sale of securities	(6)	—	(2)	(41)	(1,020)
Exclude other-than-temporary-impairment recovery	—	—	—	—	(409)
Exclude change in valuation of financial instruments carried at fair value	(1,452)	(464)	352	(1,662)	1,954
Exclude acquisition bargain purchase gain	—	(9,079)	—	(9,079)	—
Revenue from core operations (non-GAAP)	$58,956	$54,398	$52,385	$164,771	$156,397

OTHER OPERATING INCOME FROM CORE OPERATIONS	Quarters Ended			Nine Months Ended
	Sep 30, 2014	Jun 30, 2014	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013
Total other operating income (GAAP)	$13,350	$20,133	$10,142	$42,342	$30,763
Exclude net gain on sale of securities	(6)	—	(2)	(41)	(1,020)
Exclude other-than-temporary-impairment recovery	—	—	—	—	(409)
Exclude change in valuation of financial instruments carried at fair value	(1,452)	(464)	352	(1,662)	1,954
Exclude acquisition bargain purchase gain	—	(9,079)	—	(9,079)	—
Other operating income from core operations (non-GAAP)	$11,892	$10,590	$10,492	$31,560	$31,288

TANGIBLE COMMON STOCKHOLDERS' EQUITY TO TANGIBLE ASSETS	Sep 30, 2014	Jun 30, 2014	Sep 30, 2013	Dec 31, 2013
Stockholders' equity (GAAP)	$574,058	$563,013	$529,992	$538,972
Exclude other intangible assets, net	3,362	3,892	2,937	2,449
Tangible common stockholders' equity (non-GAAP)	$570,696	$559,121	$527,055	$536,523

Total assets (GAAP)	$4,759,389	$4,745,299	$4,283,285	$4,388,898
Exclude other intangible assets, net	3,362	3,892	2,937	2,449
Total tangible assets (non-GAAP)	$4,756,027	$4,741,407	$4,280,348	$4,386,449
Tangible common stockholders' equity to tangible assets (non-GAAP)	12.00%	11.79%	12.31%	12.23%

TANGIBLE COMMON STOCKHOLDERS' EQUITY PER SHARE
Tangible common stockholders' equity	$570,696	$559,121	$527,055	$536,523
Common shares outstanding at end of period	19,571,505	19,568,704	19,508,710	19,509,429
Common shareholders' equity (book value) per share (GAAP)	$29.33	$28.77	$27.17	$27.63
Tangible common stockholders' equity (tangible book value) per share (non-GAAP)	$29.16	$28.57	$27.02	$27.50